Virginia
Loan No. 342075

PROMISSORY NOTE

$157,000,000.00 Dated as of August 14, 2017

For value received, the undersigned, herein called "Borrower," promises to pay to the order of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, who, together with any subsequent holder of this note (hereinafter, the "Note"), is hereinafter referred to as "Lender", at 720 E. Wisconsin Avenue, Milwaukee, WI 53202 or at such other place as Lender shall designate in writing, in coin or currency which, at the time or times of payment, is legal tender for public and private debts in the United States, the principal sum of ONE HUNDRED FIFTY-SEVEN MILLION DOLLARS or so much thereof as shall have been advanced from time to time plus interest on the outstanding principal balance at the rate and payable as follows:

> Interest shall accrue from the date of advance until maturity at the rate of four and sixty-seven hundredths percent (4.67%) per annum (the "Interest Rate").
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> Accrued interest only on the amount advanced shall be paid on the fifteenth (15th) day of the month following the date on which funds are advanced and on the fifteenth (15th) day of each and every month thereafter until and including the Amortization Period Commencement Date. Beginning on October 15, 2021 ("Initial Amortization Date") and on the fifteenth (15th) day of each month thereafter, monthly installments of principal and interest shall be paid in the amount equal to $887,876.00.
>
> Interest for each full or partial month the principal balance of this Note is outstanding, will be calculated based on the actual number of days the principal balance of this Note is outstanding in the month and the actual number of days in the calendar year.
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> "Amortization Period Commencement Date" means the fifteenth (15th) day of the month immediately preceding the Initial Amortization Date.
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> Payments shall be made directly to Lender by electronic transfer of funds using the Automated Clearing House System. To effectuate these payments, Borrower, at or prior to the date hereof, shall execute an ACH form provided by Lender. All installments shall be applied first in payment of interest and the remainder of each installment shall be applied in payment of principal. The entire unpaid principal balance plus accrued interest thereon shall be due and payable on September 15, 2035 (the "Maturity Date").

Provided Lender has no further obligation to advance principal under this Note to Borrower, beginning on August 24, 2022, Borrower shall have the right, upon not less than ten (10) Business Days (as hereinafter defined) prior written notice, to prepay (on a Business Day only) this Note in full with a Prepayment Fee (as hereinafter defined); provided, however, that such notice must contain the anticipated date of prepayment. If Borrower fails to prepay on, or within ten (10) Business Days before or after such anticipated date of prepayment, such failure shall be deemed to be a withdrawal of Borrower's notice of prepayment, and Borrower shall be required to submit another written notice of prepayment pursuant to the terms and conditions set forth in this Note if Borrower thereafter elects to prepay this Note. This Prepayment Fee represents consideration to Lender for loss of yield and reinvestment costs and shall also be payable whenever prepayment occurs as a result of the application of Condemnation Proceeds as defined in the Lien Instrument (as hereinafter defined). The prepayment Fee shall be the greater of Yield Maintenance (as hereinafter defined) or one percent (1%) of the outstanding principal balance of this Note (the "Prepayment Fee"). The Prepayment Fee shall be calculated as of the Prepayment Fee Determination Date (as hereinafter defined).

"Business Day" means any day other than a Saturday, a Sunday or a day on which: (i) Lender is closed for business or (ii) the Federal Reserve Bank of New York is closed for business.

"Yield Maintenance" means the amount, if any, by which

(i) the present value on the Prepayment Fee Determination Date of the Then Remaining Payments (as hereinafter defined) determined by using the Periodic Discount Rate (as hereinafter defined); exceeds

(ii) the outstanding principal balance of this Note (exclusive of all accrued interest) on the Prepayment Fee Determination Date.

"Prepayment Fee Determination Date" means

(A) In the case of a voluntary prepayment, the date of the voluntary prepayment;

(B) In the case of a prepayment following an acceleration of the Indebtedness (as hereinafter defined), the date of such acceleration;

(C) In the case of a prepayment due to a condemnation:

(1) involving the filing of a claim for the Prepayment Fee with the condemning authority or court of competent jurisdiction, the date of such filing; or

(2) not involving the filing of a claim for the Prepayment Fee with the condemning authority or court of competent jurisdiction, the date of such prepayment;

(D) In the case of Borrower becoming a debtor in a bankruptcy or other insolvency proceeding, the date of Lender's filing of its proof of claim in such proceeding.

"Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the Prepayment Fee Determination Date (assuming no prepayment) in accordance with the terms of this Note.

"Periodic Discount Rate" means the rate which, when compounded monthly, equals the Treasury Rate (as hereinafter defined).

"Treasury Rate" means:

(A) The linearly interpolated yield, compounded semi-annually, of the two (2) most recently auctioned (on the run) non-callable U.S. Treasury bonds, notes or bills (other than inflation indexed (i.e., inflation protected) securities) issued by the United States Treasury having maturity dates equivalent or most nearly equivalent to the Average Life Date (as hereinafter defined) as reported (on-line or otherwise) by The Wall Street Journal one (1) Business Day prior to the Prepayment Fee Determination Date; or

(B) If the yields from (A) above are not available, the linearly interpolated yield, compounded semi-annually, of the two (2) Treasury Constant Maturity Series (other than inflation indexed (i.e., inflation protected) securities) having constant maturity dates equivalent or most nearly equivalent to the Average Life Date as reported, for the latest day for which such yields shall have been so reported, as of one (1) Business Day preceding the Prepayment Fee Determination Date, in Federal Reserve Statistical Release H.15 (or comparable successor publication); or

(C) If the yields from (A) and (B) above are not available, a rate comparable to what would have been calculated under clause (A) or (B) above, as reasonably determined by Lender.

To the extent that the source used in (A), (B) or (C) above updates treasury yield information during the day, Lender shall rely on the treasury yields reported prior to 12:00 Noon (Central Time) one (1) Business Day prior to the Prepayment Fee Determination Date.

"Average Life Date" means the date which is the Remaining Average Life (as hereinafter defined) from the Prepayment Fee Determination Date.

"Remaining Average Life" means the number of years (calculated to the nearest day) obtained by dividing:

(A) the sum of the products obtained by multiplying

(1) the principal component of each Then Remaining Payment;

by

(2) the number of years (calculated to the nearest day) that will elapse between the Prepayment Fee Determination Date and the scheduled due date of such Then Remaining Payment;

by

(B) The outstanding principal balance of this Note (exclusive of all accrued interest) on the Prepayment Fee Determination Date.

Upon the occurrence of an Event of Default (as defined in the Lien Instrument) followed by the acceleration of the whole Indebtedness evidenced by this Note, the payment of such Indebtedness will be deemed to be a voluntary prepayment hereof and such payment will, therefore, to the extent not prohibited by law, include the Prepayment Fee required under the prepayment in full right recited above.

In the event of a partial prepayment of this Note for any reason contemplated in the Loan Documents (as defined in the Lien Instrument), the Prepayment Fee, if required, shall be an amount equal to the Prepayment Fee if this Note were prepaid in full, multiplied by a fraction, the numerator of which shall be the principal amount prepaid and the denominator of which shall be the outstanding principal balance of this Note immediately preceding the Prepayment Fee Determination Date with respect to such partial prepayment.

Notwithstanding the above and provided Borrower is not in default under any provision contained in the Loan Documents, this Note may be prepaid in full at any time, without a Prepayment Fee, during the last ninety (90) days of the term of this Note.

The prepayment of this Note as herein provided, together with the Prepayment Fee (if required as herein provided) if received by Lender prior to 2:00 p.m. Central Time on a Business Day, shall be credited on that Business Day, or, if received by Lender at or after 2:00 p.m. Central Time on a Business Day, shall, at Lender's option, be credited on the next Business Day.

Borrower acknowledges and agrees that the Interest Rate hereunder shall be increased if certain financial statements and other reports are not furnished to Lender, all as described in more detail in the provision of the Lien Instrument entitled "**Financial Statements**".

This Note is secured by certain property (the "Property") in the County of Arlington, Commonwealth of Virginia described in a Deed of Trust and Security Agreement (the "Lien Instrument") of even date herewith executed by 750 NORTH GLEBE LLC to ERIC J. EKEROTH, as Trustee, for the benefit of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as beneficiary.

Upon the occurrence and continuation of an Event of Default (as defined in the Lien Instrument), the whole unpaid principal hereof and accrued interest shall, at the option of Lender, to be exercised at any time thereafter, become due and payable at once without notice, notice of the exercise of, and the intent to exercise, such option being hereby expressly waived.

All parties at any time liable, whether primarily or secondarily, for payment of Indebtedness evidenced hereby, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection; consent to the extension by Lender of the time of said payments or any part thereof; further consent that the real or collateral security or any part thereof may be released by Lender, without in any way modifying, altering, releasing, affecting, or limiting their respective liability or the lien of the Lien Instrument; and agree to pay reasonable attorneys' fees and expenses of collection in case this Note is placed in the hands of an attorney for collection or suit is brought hereon and any attorneys' fees and expenses incurred by Lender to enforce or preserve its rights under any of the Loan Documents in any bankruptcy or insolvency proceeding.

All amounts due Lender including principal and, to the extent permitted by applicable law, interest not paid when due (without regard to any notice and/or cure provisions contained in any of the Loan Documents), including principal becoming due by reason of acceleration by Lender of the entire unpaid balance of this Note, shall bear interest from the due date thereof until paid at the Default Rate. "Default Rate" means the lower of a rate equal to the interest rate in effect at the time of the default as herein provided plus 5% per annum or the maximum rate permitted by law.

No provision of this Note shall require the payment or permit the collection of interest, including any fees paid which are construed under applicable law to be interest, in excess of the maximum permitted by law. If any such excess interest is collected or herein provided for, or shall be adjudicated to have been collected or be so provided for herein, the provisions of this paragraph shall govern, and Borrower shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. Any such excess collected shall, at the option of Lender, unless otherwise required by

applicable law, be immediately refunded to Borrower or credited on the principal of this Note immediately upon Lender's awareness of the collection of such excess.

Borrower shall be personally liable for the indebtedness evidenced hereby and any indebtedness secured by the Lien Instrument (collectively, the "Indebtedness"). Principal (as hereinafter defined) is liable for repayment of a portion of the Indebtedness as set forth in the Guarantee provided by Principal of even date herewith (the "Guarantee"). Notwithstanding any of the foregoing to the contrary, after Project Stabilization (as hereinafter defined) has been achieved, upon written request made by Borrower or Principal no more often than once every six (6) months and provided (X) such requests are accompanied by evidence reasonably satisfactory to Lender regarding the Supportable Loan Amount (as hereinafter defined) and (Y) there exists no default under the Loan Documents (a "Determination Date"), Lender shall determine the Supportable Loan Amount and the personal liability of Borrower for the Indebtedness shall be reduced to the amount by which the Indebtedness exceeds the Supportable Loan Amount (with a similar reduction in the liability of Principal in accordance with the terms of the Guarantee) and subsequent partial reductions in the personal liability of Borrower for the Indebtedness may occur until the earlier of: (a) such time as the personal liability of Borrower for the Indebtedness (and Principal under the Guarantee) has been reduced to zero dollars ($0), or (b) the Final Determination Date (as hereinafter defined).

Notwithstanding the foregoing and provided that the personal liability of Borrower for the Indebtedness has not previously been reduced to zero ($0) dollars as set forth herein, following the sixtieth (60th) full month after the date hereof (the "Final Determination Date"), Lender shall make a final determination of the Supportable Loan Amount by providing written notice thereof to Borrower, whereupon: (1) in the event the Supportable Loan Amount equals or exceeds the Indebtedness and provided that there exists no default under the Loan Documents, the personal liability of Borrower for the Indebtedness (and of Principal under the Guarantee) shall be reduced to zero ($0) dollars, and (2) in the event the Supportable Loan Amount is less than the Indebtedness, Borrower shall cause the prepayment of this Note (without a Prepayment Fee), within thirty (30) days after receipt of Lender's written determination of the Supportable Loan Amount (following the Final Determination Date) in the amount that the Indebtedness exceeds the Supportable Loan Amount (the "Supportable Loan Amount Prepayment"). After the Supportable Loan Amount Prepayment and further provided that there exists no default under the Loan Documents, the personal liability of Borrower for the Indebtedness (and of Principal under the Guarantee) shall then be reduced to zero ($0) dollars. Lender shall calculate the Supportable Loan Amount by annualizing the Property's (as defined in the Lien Instrument) operating results for the 3-month period immediately preceding a Determination Date or the Final Determination Date (as applicable). The calculation of the Supportable Loan Amount shall be calculated in a commercially reasonable manner satisfactory to Lender.

"Project Stabilization" means the date following Project Final Completion (as defined in the Lien Instrument) when, for each of three (3) consecutive months, (a) 90% of the apartment units in the Property shall have been leased and such tenants shall have commenced paying rent, and (b) 90% of the gross leasable retail area in the Property shall have been leased and such tenants shall have commenced paying rent.

"Supportable Loan Amount" means the amount equal to the difference between the then-existing outstanding loan balance and the loan amount that can be supported at a projected debt service coverage ratio of 1.16x, and shall be calculated as follows:

The product of (A) and (B) below:

(A) Net Income Available for Debt Service (as defined in the Lien Instrument)

(B) The number obtained by taking:

(i) 0.8621 divided by

(ii) the product of (x) 0.005655 and (y) twelve (12).

Upon such release of the personal liability of Borrower (and Principal in accordance with the terms of the Guarantee) as set forth above, if Lender shall take action to enforce the collection of the Indebtedness, its recourse shall, except as provided below, be limited to the Property or the proceeds from the sale of the Property and the proceeds realized by Lender in exercising its rights and remedies (i) under the Absolute Assignment of Leases and Rents (as defined in the Lien Instrument), (ii) under the Guarantee of Recourse Obligations each of even date herewith executed by Saul Centers, Inc., a Maryland corporation (the "Principal"), for the benefit of Lender and under other separate guarantees, if any, (iii) under any of the other Loan Documents (as defined in the Lien Instrument) and (iv) in any other collateral securing the Indebtedness. If such proceeds are insufficient to pay the Indebtedness, Lender will never institute any action, suit, claim or demand in law or in equity against Borrower for or on account of such deficiency; provided, however, that the provisions contained in this paragraph

(i) shall not in any way affect or impair the validity or enforceability of the Indebtedness or the Lien Instrument; and

(ii) shall not prevent Lender from seeking and obtaining a judgment against Borrower, and Borrower shall be personally liable, both before and after such release, for the Recourse Obligations.

"Recourse Obligations" means

(a) rents and other income from the Property received by Borrower or those acting on behalf of Borrower after (i) any Pre-Breakeven Monetary Default or Monetary

Default (as such terms are defined in the Lien Instrument) remaining uncured prior to the Conveyance Date (as hereinafter defined), or (ii) any Pre-Breakeven Non-Monetary Default or Non-Monetary Default (as such terms are defined in the Lien Instrument) under the Loan Documents with respect to which Lender shall have given Borrower notice pursuant to the **"<u>Notice of Default</u>"** provisions in the Lien Instrument remaining uncured prior to the Conveyance Date, which rents and other income have not been applied to the payment of principal and interest on this Note or to reasonable operating expenses of the Property;

(b) amounts necessary to repair any damage to the Property caused by the intentional acts or omissions of Borrower or those acting on behalf of Borrower,

(c) insurance loss proceeds and Condemnation Proceeds (as defined in the Lien Instrument) released to Borrower but not applied in accordance with any agreement between Borrower and Lender as to their application;

(d) the amount of insurance loss proceeds which would have been available with respect to a casualty on the Property, but were not available due to the default by Borrower in carrying all insurance required by Lender;

(e) damages suffered by Lender as a result of fraud or misrepresentation in connection with the Indebtedness by Borrower or any other person or entity acting on behalf of Borrower;

(f) The amount equal to: (i) the amount of any Property Tax, Insurance and TI Liability (as defined below), less (ii) the amount of any Gross Rents (as defined below). So long as the amount of Gross Rents is greater than the Property Tax, Insurance, and TI Liability, then neither Borrower nor Principal will have any liability under this subsection (f);

"Property Tax, Insurance, and TI Liability" means the amount of real estate taxes, special assessments ("Property Tax Liability") and insurance premiums ("Insurance Liability") (to the extent not previously deposited with Lender pursuant to the section in the Lien Instrument entitled **"<u>Deposits</u>"**), and amounts required to fulfill Borrower's obligations as lessor under any leases of the Property ("TI Liability"), in each case, either (i) paid by Lender and not reimbursed by Borrower or Principal prior to the Conveyance Date, or (ii) (a) in connection with Property Tax Liability and Insurance Liability such amounts that remain due or delinquent on the Conveyance Date, and (b) in connection with TI Liability such amounts that were incurred by a tenant and reimbursement from Borrower (as landlord) is due and payable on or before the Conveyance Date.

"Gross Rents" means the total gross rents plus other revenues from the Property accruing from and after acceleration of the Indebtedness until the Conveyance

Date. For purposes of this subsection (f), Gross Rents will be calculated without deducting the amount of any monthly installments of principal and interest on the Indebtedness nor any other operating expenses (provided, however, that the foregoing shall not be deemed to restrict the payment of monthly installments of principal and interest on the Indebtedness or operating expenses nor the timing thereof).

(g) all security deposits under leases of the Property or any portion of the Property collected by Borrower, any agent of Borrower or any predecessor of Borrower, and not refunded to the tenants thereunder in accordance with their respective leases, applied in accordance with such leases or law or delivered to Lender, and all advance rents collected by Borrower, any agent of Borrower or any predecessor of Borrower and not applied in accordance with the leases of the Property or delivered to Lender;

(h) all outstanding amounts due under the Indebtedness, including principal, interest, and other charges if there shall be a violation of any of the provisions of the Lien Instrument following the caption entitled "**Prohibition on Transfer**"; and

(i) reasonable attorneys' fees and expenses incurred to the extent suit is brought to collect any of the amounts described in subparagraphs (a) through (h) above.

"Conveyance Date" means (i) the later of (a) the date on which title vests in the purchaser at the foreclosure sale of the Property pursuant to the Lien Instrument or (b) the date on which Borrower's statutory right of redemption shall expire or be waived or (ii) the date of the conveyance of the Property to Lender in lieu of foreclosure.

All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Lien Instrument.

This Note, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of Virginia.

(Remainder of page left intentionally blank; Signature of Borrower on following page)

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first written above.

BORROWER:

750 NORTH GLEBE LLC, a
Delaware limited liability company

By: ______________________
BS Name: B. Francis Saul II
Title: Chief Executive Officer